Exhibit 3.45

ARTICLES OF INCORPORATION

OF

INTERPORE CROSS INTERNATIONAL, INC.

ARTICLE ONE

Name: The name of the corporation is Interpore Cross International, Inc.

ARTICLE TWO

Purpose: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE THREE

Agent for Service: The name and address in the State of California of the corporation’s initial agent for service of process are:

Richard L. Harrison

181 Technology Drive

Irvine, California 92618

ARTICLE FOUR

Authorized Shares The total number of shares which the corporation is authorized to issue is Ten Thousand (10,000) shares of Common Stock, no par value.

ARTICLE FIVE

Director Liability The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE SIX

Indemnification of Agents: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law, in excess of that indemnification otherwise permitted by Section 317 of the California Corporations Code.

IN WITNESS WHEREOF, the undersigned incorporator has executed the foregoing Articles of Incorporation this 26th day of June, 1998.

/s/ Sally G. Burns
Sally G. Burns, Sole Incorporator

David C. Mercer

President and CEO

181 Technology Drive

Irvine, California 92718-2402

Phone: (714) 453-3200

Fax. (7l4) 453-3225

June 26,1998

To:	California Secretary of State

RE:	Consent to Use of Similar Name

Dear Secretary of State:

Interpore International, Inc., a Delaware corporation qualified to transact business in the State of California, hereby consents to the use of the name “Interpore Cross International, Inc.” by the corporation to be formed in California under such name. Said corporation will be its wholly-owned subsidiary.

Very truly yours,

/s/ David C. Mercer
David C. Mercer

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION - CONVERSION IMPORTANT—Read all Instructions before completing this form.	This Space For Filing Use Only

CONVERTED ENTITY INFORMATION

1.	NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.,” respectively.)
Interpore Cross International, LLC

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

☐ ONE MANAGER ☑ MORE THAN ONE MANAGER ☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4.	MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE CITY AND STATE ZIP CODE
181 Technology Drive West Irvine, CA 92618

5.	NAME OF AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 5 and 6 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 5 must be completed (leave Item 6 blank).)

Corporate Creations Network, Inc.

6.	IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA CITY STATE ZIP CODE
CA

CONVERTING ENTITY INFORMATION

7.	NAME OF CONVERTING ENTITY

Interpore Cross International, Inc.

8.	FORM OF ENTITY 9. JURISDICTION 10. CA SECRETARY OF STATE FILE NUMBER, IF ANY
Corporation CA C2112966

11.	THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED, IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE	AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
Common Stock, 10,000 Shares	100%

ADDITIONAL INFORMATION

12.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

13.	I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

2/27/08
DATE

/s/ Daniel A. Williamson	Daniel A. Williamson, Vice President
SIGNATURE OF AUTHORIZED PERSON	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ Bradley J. Tandy	Bradley J. Tandy, Secretary
SIGNATURE OF AUTHORIZED PERSON	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON
LLC-1A (REV 04/2007)	APPROVED BY SECRETARY OF STATE